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                                                                     Exhibit 4.4


     AMENDING AGREEMENT made as of September 30, 1994 by and among UNISOURCE CANADA, INC., a Canada corporation, as seller and collector (the "Seller"), ALCO STANDARD CORPORATION, an Ohio corporation, as guarantor (the "Guarantor"), STARS TRUST, a trust organized and existing under the laws of Alberta, by its trustee, THE BANKERS' TRUST COMPANY, acting solely in its capacity as trustee and not in its personal capacity, as purchaser (the "Purchaser"), and BANK OF MONTREAL, a Canadian chartered bank, solely in its capacity as servicing agent (the "Bank").

     WHEREAS PCA Paper Acquisition Inc., the Guarantor, the Bank and the Purchaser have entered into a receivables purchase agreement and guarantee made on the 4th day of September, 1992;

     AND WHEREAS PCA Paper Acquisition Inc. changed its name to Unisource Canada, Inc. effective September 14, 1992;

     AND WHEREAS Unisource Canada, Inc. amalgamated with Smith Paper Limited on January 1, 1993 to continue as Unisource Canada, Inc.;

     AND WHEREAS the Seller re-organized and renamed its Price Daxion, Barber-Ellis and Inter City Papers Business Units into four new Business Units under the names of "Fine Papers East", "Fine Papers West", "Supply Systems East" and "Supply Systems West", respectively;

     AND WHEREAS the Seller, the Guarantor, the Bank and the Purchaser desire to amend the Agreement;

     AND WHEREAS all conditions precedent under the Agreement to the execution and delivery of this Amending Agreement have been satisfied or fulfilled;

     NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

                             ARTICLE 1 DEFINITIONS
                             ---------------------

     Definitions
     -----------

1.1  As used in this Amending Agreement and the recitals hereto:

     (a) "Agreement" shall mean the Receivables Purchase Agreement and Guarantee made on September 4, 1992, as amended, modified, supplemented or restated, by and among the Seller, the Guarantor, the Bank and the Purchaser;

     (b)  "Amending Agreement" shall mean this Amending Agreement;

     (c) unless the context otherwise requires, terms used herein having initial upper case or capital letters and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.
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                       ARTICLE 2 AMENDMENTS TO AGREEMENT
                       ---------------------------------


2.1  Amendments to Agreement
     -----------------------

     The Agreement is hereby amended by:

     (a) adding, to the list of Exhibits in the Table of Contents, the following:


          "Exhibit B-1         -        Form of Annual Seller's Certificate";


     (b) deleting, in the definition of "Business Unit" in Section 1.1, the words "Price Daxion, Barber-Ellis and Inter City Papers" and replacing them with the words "Fine Papers East, Fine Papers West, Supply Systems East and Supply Systems West";

     (c) deleting, in the definition of "Seller's Account", the words and number "account number 0680-0816380" and replacing them with the words and number "account number 0680-0818766";

     (d)  deleting, in paragraph (b) of the definition of "Termination Date" in
Section 1.1, the date "December 20, 1993" and replacing it with the date "December 1, 1995";

     (e) deleting, in Section 2.6(a), the amount "70,000,000" and replacing it with the amount "85,000,000";

     (f)  adding the following paragraphs to Section 2.12:

          "(c) The Seller will deliver to the Purchaser and the Bank on or before the 120th day following each fiscal year end of the Seller (beginning January 31, 1995) a certificate of an officer of the Seller addressed to the Purchaser and the Bank, in substantially the form of Exhibit B-1 hereto.

          (d) The Seller will, so long as it is the Collector, on or before the 10th Business Day of each month from and including October 1994 to and including September 1995, prepare and deliver to the Purchaser a Portfolio Report with respect to the total Purchased Assets originated by the Seller's Supply Systems West Business Unit.

          (e) In relation to the Seller's Supply Systems West Business Unit and for the purposes of (x) each Portfolio Report delivered under this Section
2.12 (y) the definition of Credit Loss Reserve, and (z) the provisions of sub-sections 7.1(k), (l), (m), (n) and (o), each period of three (3) months, six
(6) months or twelve (12) months referred to therein shall be read as a reference to the lesser of (i) the number of months from and including October, 1994 to and including the month ended immediately prior to the date of any Portfolio Report delivered under any of Section 2.12 or the date of determination under the definition of Credit Loss Reserve or the provisions of sub-sections 7.1(k), (l), (m), (n) and (o) and (ii) the number of months otherwise determined under any of Section 2.12, the definition of Credit Loss Reserve or the provisions of sub-sections 7.1(k), (l), (m), (n) and (o)";
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     (g)  deleting, in Section 5.1(n), the address "20 Eglinton Avenue West,
Suite 2100, Toronto, Ontario, M4R 2G7" and replacing it with the address "1475 Courtney Park Drive East, Mississauga, Ontario, L5T 2R1";

     (h)  (i) deleting the word "and" at the end of sub-section 5.1(o);

          (ii) deleting the punctuation mark"."at the end of sub-section 5.1(p) and replacing it with"; and"; and

          (iii) adding the following sub-section 5.1(q):

          "(q) the Credit and Collection Policies, the collection procedures and the internal accounting controls, operational controls and information systems controls of each of the Seller's Business Units are substantially similar and consistent in all material respects.";

     (i)  adding Exhibit B-1 in the form of Exhibit B-1 to this Amending
Agreement;

     (j) deleting Exhibit C and replacing it with Exhibit C to this Amending Agreement;

     (k) deleting Exhibit D and replacing it with Exhibit D to this Amending Agreement; and

     (l) deleting Exhibit J and replacing it with Exhibit J to this Amending Agreement.



                               ARTICLE 3 GENERAL
                               -----------------

3.1  Correlation to Agreement - This Amending Agreement is supplemental to and
     ------------------------
shall be read with and be deemed to be part of the Agreement and the Agreement shall henceforth be read in conjunction with this Amending Agreement and shall be given effect, so far as is practicable, as if the Agreement and this Amending Agreement formed one and the same instrument.

3.2  Applicability of Agreement - All the provisions of the Agreement except
     --------------------------
insofar as the same may be inconsistent with the express provisions of this Amending Agreement, shall apply to and have effect in connection with this Amending Agreement.

3.3  Confirmation of Agreement - The Agreement, as supplemented or amended by
     -------------------------
this Amending Agreement, shall and does continue in full force and effect, otherwise unamended, and the Agreement, as supplemented or amended by this Amending Agreement, is hereby ratified and confirmed.

3.4  Formal Date - This Amending Agreement shall be deemed to bear the formal
     -----------
date and be effective as of and from September 30, 1994 notwithstanding the actual date of execution hereof.

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3.5  Counterparts - This Amending Agreement may be executed in two or more
     ------------
counterparts (and by different parties and on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the Seller, the Guarantor, the Bank and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


UNISOURCE CANADA, INC.                 ALCO STANDARD CORPORATION

By: /s/Kathleen M. Burns               By: /s/Kathleen M. Burns

Name:  Kathleen M. Burns               Name:  Kathleen M. Burns
Title: Treasurer                       Title: Treasurer

By: /s/Karin M. Kinney                 By: /s/Karin M. Kinney

Name:  Karin M. Kinney                 Name:  Karin M. Kinney
Title: Assistant Secretary             Title: Assistant Secretary

BANK OF MONTREAL                       STARS TRUST,
as Servicing Agent                     by its Servicing Agent,
                                       Bank of Montreal

By: /s/ SIGNATURE APPEARS HERE         By: /s/ SIGNATURE APPEARS HERE